                                   EXHIBIT 7.1

                            STOCK PURCHASE AGREEMENT

         This STOCK PURCHASE AGREEMENT (this "Agreement"), dated November 29, 2004, is made by and among Energy Spectrum Partners LP, a Delaware limited partnership ("Seller") and the purchasers (the "Purchasers") listed on Schedule
1.1 hereto with respect to the Common Stock of Allis-Chalmers Corporation, a Delaware corporation (the "Company").

                                    RECITALS

         WHEREAS, Seller proposes to sell to Purchasers, and Purchasers desire to purchase from the Seller, shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), on the terms set forth herein.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.       PURCHASE.

         1.1 PURCHASE AND SALE OF STOCK. Subject to the terms and conditions of this Agreement, Seller will sell to each Purchaser, and each Purchaser severally agrees to purchase from Seller, the number of shares of the Company's Common Stock (the "Shares") set forth with respect to such Purchaser on Schedule 1.1 hereto, at a price per share equal to $3.00 per share. The closing (the "Closing") of the sale of the Shares shall be effected via facsimile currently with the execution and delivery of this Agreement. At the Closing, each Purchaser shall deliver the full amount of such Purchaser's aggregate purchase price by wire transfer of immediately available funds to Seller's bank account, and Seller shall promptly send to the Company's transfer agent certificates, assignments and instructions sufficient to transfer the Shares into the names of the Purchasers. Funds shall be wired to Seller's bank account at:

         Bank One, Texas NA
         ABA #111000614
         For Credit to Energy Spectrum Partners, LP
         Account #1823413297

         1.2 LEGENDS. All certificates representing the Shares shall bear the following legend (in addition to any legend required by the blue sky or securities laws of any state or jurisdiction to the extent such laws are applicable to the shares represented by the certificate so legended):

         "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS."

         1.3 STOP TRANSFER ORDERS. All certificates representing the Shares will be subject to a stop transfer order with the Company's transfer agent that restricts the transfer of such shares except in compliance with this Agreement and applicable law.

2. REPRESENTATIONS AND WARRANTIES OF THE SELLER. The Seller hereby makes the following representations and warranties to the Purchasers:

         2.1 ORGANIZATION, ETC. The Seller is duly organized and validly existing and in good standing under the laws of the State of Delaware.

         2.2 AUTHORITY; TITLE. The Seller has the partnership power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The sale of the Shares has been duly authorized and if, as and when delivered to the Purchasers, the Shares will be free of any Encumbrance (as defined below), other than those imposed pursuant to or contemplated by this Agreement and securities laws of general application. As used in this Agreement, "Encumbrance" shall mean any claim, lien, pledge, option, charge, easement, security interest, deed of trust, mortgage, conditional sales agreement, encumbrance or other right of third parties, whether voluntarily incurred or arising by operation of law, and includes, without limitation, any agreement to give any of the foregoing in the future, and any contingent sale or other title.

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         2.3 ENFORCEABILITY. This Agreement has been duly executed and delivered by the Seller and constitutes a legal, valid and binding agreement and obligation of the Seller enforceable against it in accordance with its terms subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect generally relating to or affecting creditors' rights.

         2.4 NO VIOLATION. The execution and the delivery by the Seller of this Agreement and the performance by the Seller of its obligations hereunder, including the sale of the Shares, does not and will not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in a violation of, or (iv) require any authorization, consent or approval not heretofore obtained pursuant to, any binding written or oral agreement or instrument including, without limitation, any charter, bylaw, trust instrument, indenture or evidence of indebtedness, lease, contract or other obligation or commitment (each, a "Contractual Obligation") binding upon the Seller or any of its subsidiaries or any of their respective properties or assets, or any law, rule, regulation, restriction, order, writ, judgment, award, determination, injunction or decree of any court or government, or any decision or ruling of any arbitrator (each, a "Requirement of Law") binding upon or applicable to the Seller or any subsidiary or any of their respective properties or assets.

         2.5 BROKERS. Seller has not agreed to pay or incurred any obligation in respect of any finder's fee, brokerage fee or other commission in connection with the sale of Shares contemplated by this Agreement.

3. REPRESENTATIONS AND WARRANTIES OF PURCHASERS. Each Purchaser, severally and not jointly, hereby makes the following representations and warranties as to such Purchaser:

         3.1 ORGANIZATION. Purchaser, if not a natural person, is duly organized and validly existing and in good standing under the laws of the state of its organization.

         3.2 AUTHORITY. Purchaser has the corporate or other authority to execute and deliver this Agreement and to perform Purchaser's obligations hereunder.

         3.3 ENFORCEABILITY. This Agreement constitutes the legal, valid and binding obligation of Purchaser and is enforceable against Purchaser in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect generally relating to or affecting creditors' rights.

         3.4 NO VIOLATION. The execution and the delivery by Purchaser of this Agreement, the purchase of the Shares and the consummation of the transactions contemplated hereby or to be effected concurrently herewith do not and will not
(a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default under, (c) result in a violation of, or (d) require any authorization, consent or approval not heretofore obtained pursuant to, any Contractual Obligation or Requirement of Law to which Purchaser is a party or is otherwise subject.

         3.5 BROKERS. Purchaser has not agreed to pay or incurred any obligation in respect of any finder's fee, brokerage fee or other commission in connection with the sale of Shares contemplated by this Agreement.

         3.6 INVESTMENT INTENT. Purchaser is acquiring the Shares for Purchaser's own account for investment and not with a view to, or for resale in connection with, any "distribution" thereof for purposes of the Securities Act of 1993, as amended (the "Securities Act"). Purchaser is an "accredited investor" as such term is defined in Regulation D under the Securities Act. Purchaser acknowledges that the Shares shall be "restricted securities" within the meaning of Rule 144 ("Rule 144") under the Securities Act, will contain a transfer restriction legend and may only be resold pursuant to an effective registration statement filed with the SEC under the Securities Act, or pursuant to Rule 144 or another valid exemption from the registration requirements of the Act as established by an opinion of counsel reasonably acceptable to the Company.

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         3.7 INVESTIGATION. Purchaser represents and warrants that such
Purchaser is familiar with the business of the Company, has conducted such investigation of the Company's business and affairs as such Purchaser deems appropriate, and is not relying upon the Seller to provide any information regarding the Company. Purchaser acknowledges that the Company files reports with the Securities and Exchange Commission that are publicly available, including an Annual Report on Form 10-K for the year ended December 31, 2003, and a Quarterly Report on Form 10-Q for the quarter ended September 30, 2004.

4. REGISTRATION; LOCK UP. Concurrently with the execution and delivery of this Agreement, each Purchaser who is not a party to that certain Lock Up Agreement dated August 10, 2004, between the Company and certain stockholders of the Company, has entered into a Lock Up Agreement with the Company pursuant to which the Company will agree to use commercially reasonable efforts to register the Shares under the Securities Act, and the Purchaser thereby agrees to certain restrictions on the sale of the Shares.

5. MISCELLANEOUS PROVISIONS.

         5.1 DELIVERIES. The Seller and Purchasers hereby covenant and agree to use their respective best efforts to perform each of their obligations hereunder, to deliver all certificates and to satisfy all other conditions set forth in this Agreement.

         5.2 SUCCESSORS AND ASSIGNS. This Agreement is executed by, and shall be binding upon and inure to the benefit of, the parties hereto and each of their respective successors and assigns.

         5.3 NOTICES. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier, courier service or personal delivery:

         if to the Purchasers at the address set forth on the signature page hereof:

         if to the Seller at the following address:

         Energy Spectrum Partners LP
         5956 Sherry Lane, Suite 900
         Dallas, Texas 75225
         Attn:  James W. Spann
         Fax:  (214) 987-6110

         with a copy to:

         Jackson Walker L.L.P.
         901 Main Street, Suite 6000
         Dallas, Texas 75202
         Attn:  Frank McEachern, Esq.
         Fax:  (214) 953-5822

All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial overnight courier service; five business days after being deposited in the mail, postage prepaid, if mailed; and when receipt is acknowledged, if telecopied.

         5.4 COUNTERPARTS. This Agreement may be executed in any number of counterparts, and each such counterpart will for all purposes be deemed an original, and all such counterparts shall constitute one and the same instrument.

         5.5 GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware applicable to contracts entered into and to be wholly performed therein.

         5.6 ATTORNEYS' FEES. If any party should institute any action to enforce or interpret any term or provision of this Agreement, the party prevailing in such action, after all appeals have been exhausted, shall be entitled to its attorneys' fees, out-of-pocket disbursements and all other expenses from the non-prevailing party in such action.

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         5.7 ENTIRE AGREEMENT. This Agreement (together with all Exhibits and
Schedules hereto) constitutes the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous written and oral negotiations, discussions, agreements and understandings with respect to such subject matter.

         5.8 SECTION HEADINGS. The section and subsection headings contained in this Agreement are included for convenience only and form no part of the agreement between the parties.

                  [remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective representatives hereunto duly authorized as of the date first above written.

ENERGY SPECTRUM PARTNERS LP,
a Delaware limited partnership

         By:      Energy Spectrum Capital LP
                  General Partner

                  By: Energy Spectrum LLC
                      General Partner

/s/ James W. Sparr
----------------------------------
Name
Chief Investment Officer
----------------------------------
Title

PURCHASER                                    PURCHASER - Leonard Toboroff P.C.
                                             Profit Sharing Trust dated 10/24/92

/s/ Robert E. Nederlander                    /s/ Leonard Toboroff
----------------------------------           -----------------------------------
Signature                                    Signature

Robert E. Nederlander                        Leonard Toboroff
----------------------------------           -----------------------------------
Name                                         Name

                                             Trustee
----------------------------------           -----------------------------------
Title                                        Title

Address:                                     Address:

c/o Nederlander Company L.L.C.               39 N. Moore Street, Apt. 6B
1450 Broadway, 20th Flr.                     New York, NY 10013
New York, NY 10018

(212) 586-5862                               (212) 888-5674
----------------------------------           -----------------------------------
Facsimile                                    Facsimile

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

                                                 SCHEDULE 1.1

                                                   INVESTORS

NAME                                                                     NUMBER OF SHARES          PURCHASE PRICE
------------------------------------------------------------------- --------------------------- ---------------------
Leonard Toboroff P.C. Profit Sharing Trust dated 10/24/92,                    30,000                   $90,000
Leonard Toboroff, Trustee
------------------------------------------------------------------- --------------------------- ---------------------
Robert E. Nederlander                                                        100,000                  $300,000
------------------------------------------------------------------- --------------------------- ---------------------
John E. McConnaughy, Jr.                                                     300,000                  $900,000
------------------------------------------------------------------- --------------------------- ---------------------
Joseph P. Bartlett                                                            25,000                   $75,000
------------------------------------------------------------------- --------------------------- ---------------------
Bestin Worldwide Limited                                                     100,000                  $300,000
------------------------------------------------------------------- --------------------------- ---------------------
Theodore F. Pound III                                                          5,000                   $15,000
------------------------------------------------------------------- --------------------------- ---------------------
Dave Wilde                                                                     5,000                   $15,000
------------------------------------------------------------------- --------------------------- ---------------------
Dick Backest                                                                   5,000                   $15,000
------------------------------------------------------------------- --------------------------- ---------------------
David Bryan                                                                   12,000                   $36,000
------------------------------------------------------------------- --------------------------- ---------------------
James Davey                                                                    3,000                    $9,000
=================================================================== =========================== =====================
TOTAL                                                                        585,000                $1,755,000.00
------------------------------------------------------------------- --------------------------- ---------------------